SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 2002


                                AirGate PCS, Inc.

             (Exact name of registrant as specified in its charter)


            Delaware                   027455                  58-2422929
            --------                   ------                  ----------
(State or other Jurisdiction    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                233 Peachtree Street, N.E.             30303
                 Harris Tower, Suite 1700,           (Zip Code)
                      Atlanta, Georgia
          (Address of principal executive offices)




       Registrant's telephone number, including area code: (404) 525-7272



                                 Not Applicable

          (Former name or former address, if changed since last report)


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Item 9.           Regulation FD Disclosure.

     On December 30, 2002, AirGate PCS, Inc. ("AirGate") issued a press release announcing that the filing of AirGate's Annual Report on Form 10-K was being delayed to allow additional time for AirGate to complete its review of certain matters and for the completion of its fiscal year 2002 audit by AirGate's independent auditors, KPMG. The delay in filing will provide additional time to allow AirGate to complete a review of balances owed to AirGate by Sprint and AirGate's subscriber accounts receivable balances, and to address other matters that may arise, including the impact, if any, of potential adjustments from this review on prior periods. This delay will also permit KPMG to complete their audit. The completion of the audit, including KPMG's evaluation of AirGate's business plans and related matters and the effect of a bankruptcy filing by iPCS, Inc., a separate and unrestricted subsidiary of AirGate, for AirGate, will determine the consequences, if any, on KPMG's audit opinion.

     AirGate filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on December 30, 2002, which extended AirGate's deadline to file its Annual Report on Form 10-K to January 14, 2003. AirGate expects to file its Annual Report on Form 10-K on or prior to January 14, 2003.

     AirGate also announced that its senior secured credit facility requires that AirGate deliver audited financial statements accompanied by an unqualified opinion of its independent auditors by December 30, 2002, along with certain related documents. AirGate's inability to meet this requirement could result in the administrative agent sending AirGate notice of default. AirGate would have 30 days to cure this failure. Even if the lenders opt not to declare a default under these circumstances, they are not obligated to honor draw requests until these requirements have been met. AirGate's business plan does not anticipate the need for an additional draw during this period.

     Similarly, AirGate announced that its discount notes require that AirGate deliver an audit opinion of its independent auditors, along with certain related documents, by December 30, 2002. The failure to do so could result in the Trustee, or the holders of at least 25 percent of such notes, providing a default notice to AirGate. AirGate would have 60 days to cure this failure under the notes.

     As previously announced, due to near-term liquidity issues, iPCS, Inc., a separate and unrestricted subsidiary of AirGate, has engaged Houlihan Lokey Howard & Zukin Capital to assist in restructuring its relationship with its secured lenders, public noteholders and Sprint.

     AirGate announced that it is likely that any restructuring of iPCS will involve a federal bankruptcy proceeding, and that AirGate's ownership in iPCS will have no value after the restructuring is complete. In addition, iPCS will be unable to deliver the audited financial statements and audit opinion required by the iPCS senior secured credit facility and the indenture under which its notes are issued. While iPCS has cure periods under these agreements, iPCS does not anticipate it will be able to satisfy these requirements during the cure periods. iPCS is working with its lenders and noteholders on a forbearance agreement, however, there is no assurance that such negotiations will be successful.

     A copy of the press release referenced above is attached hereto as Exhibit 99.1.


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Item 7.           Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.    Description

99.1           Press Release of AirGate PCS, Inc. dated December 30, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   AIRGATE PCS, INC.


Date: December 30, 2002
                                                   By: /s/ William H. Seippel
                                                       ------------------------
                                                       William H. Seippel
                                                       Chief Financial Officer